                                                                    EXHIBIT 4(c)

                           CERTIFICATE OF AMENDMENT

                                      TO

                         CERTIFICATE OF INCORPORATION


                                     *****


            Consolidated Freightways, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

            FIRST: That its Board of Directors adopted certain resolutions proposing and declaring advisable a particular amendment to the Certificate of Incorporation of the corporation; and that such amendment, which is set forth in Exhibit A, attached hereto, was approved by the Shareholders of the corporation at their Annual Meeting held on April 28, 1997.

            SECOND: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

            IN WITNESS WHEREOF, said Consolidated Freightways, Inc., has caused this certificate to be signed by Eberhard G.H. Schmoller, its Senior Vice President, General Counsel and Secretary, this 28th day of April, 1997.


                                CONSOLIDATED FREIGHTWAYS, INC.


                                By:   /s/ Eberhard G.H. Schmoller
                                   ---------------------------------
                                      Eberhard G.H. Schmoller
                                      Senior Vice President, General
                                      Counsel and Secretary


          STATE OF DELAWARE
          SECRETARY OF STATE
       DIVISION OF CORPORATIONS
       FILED 09:00 AM 04/28/1997
          971136742 - 0526809

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                                 EXHIBIT 4(c)


                        Consolidated Freightways, Inc.
                   Amendment to Certificate of Incorporation
                   -----------------------------------------


            We are amending the corporation's Certificate of Incorporation by changing Article FIRST to read as follows:

            FIRST: The name of the corporation is CNF Transportation Inc.